As filed with the Securities and Exchange Commission on September 14, 2015

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________
IPG PHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)
______________________

Delaware (State or other jurisdiction of incorporation or organization)	3674 (Primary Standard Industrial Classification Code Number)	04-3444218 (I.R.S. Employer Identification Number)
______________________
IPG Photonics Corporation 2006 Incentive Compensation Plan
(As Amended and Restated June 2, 2015)
(Full title of the plan)
______________________
50 Old Webster Road
Oxford, Massachusetts 01540
(508) 373-1100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Angelo P. Lopresti, Esq.
Senior Vice President, General Counsel and Secretary
IPG Photonics Corporation
50 Old Webster Road
Oxford, Massachusetts 01540
(508) 373-1100
(Name, address, including zip code, and telephone number, including area code, of agent for service)
______________________
Copy To:
Bruce A. Toth, Esq.
Michael S. Melbinger, Esq.
Winston & Strawn LLP
35 West Wacker Drive
Chicago, Illinois 60601-9703
(312) 558-5600

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended:

Large accelerated filer ☒	Non-accelerated filer ☐
Accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
COMMON STOCK, $0.0001 PAR VALUE PER SHARE, ISSUABLE PURSUANT TO:
IPG Photonics Corporation 2006 Incentive Compensation Plan, as amended and restated June 2, 2015 (the “Plan”)	279,192 shares	$82.57	$23,052,883.44	$2,678.75

(1)
This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) to register 279,192 shares of common stock of IPG Photonics Corporation (the “Registrant”) that were transferred to the Plan from the previously authorized share pools of two plans and that are now available for issuance under the Plan: 194,919 shares from the IPG Photonics Non-Employee Directors Stock Plan, as amended; and 84,273 shares from the IPG Photonics Corporation 2000 Incentive Compensation Plan, as amended. In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional shares of the Registrant’s common stock that become issuable under the Plan as a result of a stock split, stock dividend or similar adjustment of the outstanding shares of the Registrant’s common stock.

(2)
Estimated solely for the purpose of determining the registration fee and computed in accordance with Rule 457(c) and 457(h) under the Securities Act. Such computation is based on the average of the high and low prices as reported on The Nasdaq Global Market on September 8, 2015, a date within five business days of the date of this Registration Statement.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this registration statement on Form S-8 (the “Registration Statement”) of IPG Photonics Corporation, a Delaware corporation (the “Registrant”) is being filed in order to register an aggregate amount of 279,192 shares of common stock of the Registrant, par value $0.0001 per share, that were transferred to the IPG Photonics Corporation 2006 Incentive Compensation Plan, as amended and restated June 2, 2015 (the “Plan”), from the previously authorized share pools under the IPG Photonics Non-Employee Directors Stock Plan, as amended, and the IPG Photonics Corporation 2000 Incentive Compensation Plan, as amended, and that are now available for issuance under the Plan. The shares registered pursuant to this Registration Statement are securities of the same class and relate to the same employee benefit plan, the Plan, as those shares registered on the Registrant’s registration statements on Form S-8 previously filed with the Commission on December 20, 2006 and November 8, 2011 (Registration Nos. 333-139509 and 333-177818, respectively), which are hereby incorporated by reference into this Registration Statement.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:
(a)     the Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Commission on March 2, 2015 (File No. 001-33155);
(b)     the Registrant’s quarterly reports on Form 10-Q for the fiscal quarter ended March 31, 2015, filed with the Commission on May 6, 2015, and for the fiscal quarter ended June 30, 2015, filed with the Commission on August 3, 2015 (File No. 001-33155);
(c)     the Registrant’s current reports on Form 8-K filed with the Commission on February 26, 2015, March 27, 2015, April 7, 2015, June 4, 2015 and September 14, 2015 (File No. 001-33155); and
(d)     the description of the Registrant’s common stock, par value $0.0001 per share, contained in its Registration Statement on Form 8-A/A, filed on December 7, 2006 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), including any amendment or report filed for the purpose of updating such description.
All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the filing of a post-effective amendment, which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such documents (other than the portions of such documents, which by statute, by designation in such document or otherwise (including but not limited to information disclosed by the Registrant under Items 2.02 or 7.01 of any current report on Form 8-K), are not deemed filed with the SEC or are not regarded to be incorporated herein by reference). Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or for purposes of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit Number	Description of Document
4.1
Form of Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to Registration Statement No. 333-136521 filed with the Commission on August 11, 2006).

4.2
Form of Certificate of Amendment of Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.4 to Registration Statement No. 333-136521 filed with the Commission on November 24, 2006).

4.3	Form of Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on August 22, 2014).
4.4	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to Registration Statement No. 333-136521 filed with the Commission on November 14, 2006).
4.5
IPG Photonics Corporation 2006 Incentive Compensation Plan, as amended June 2, 2015 (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A, File No. 001-33155, filed with the Commission on April 7, 2015).

5.1	Opinion of Winston & Strawn LLP (filed herewith).
23.1	Consent of Deloitte & Touche LLP (filed herewith).
23.2	Consent of Winston & Strawn LLP (included in opinion filed as Exhibit 5.1).
24.1	Powers of Attorney (included on signature page).

SIGNATURES
Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oxford, Massachusetts, on September 14, 2015.

IPG Photonics Corporation

By: /s/ Valentin P. Gapontsev
Name: Valentin P. Gapontsev
Title: Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Valentin P. Gapontsev as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and the other documents in connection therewith, and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the 1933 Act with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the 1933 Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oxford, Massachusetts, on September 14, 2015.

Signature Title	Title	Date

/s/ Valentin P. Gapontsev	Chief Executive Officer,	September 14, 2015
Valentin P. Gapontsev	Chairman of the Board and Director
(Principal Executive Officer)

/s/ Timothy P.V. Mammen	Senior Vice President and Chief Financial Officer	September 14, 2015
Timothy P.V. Mammen	(Principal Financial Officer)

/s/ Thomas J. Burgomaster	Vice President, Corporate Controller and Treasurer	September 14, 2015
Thomas J. Burgomaster	(Chief Accounting Officer)

/s/ Michael C. Child	Director	September 14, 2015
Michael C. Child

/s/ Henry E. Gauthier	Director	September 14, 2015
Henry E. Gauthier

/s/ William S. Hurley	Director	September 14, 2015
William S. Hurley

/s/ Eric Meurice	Director	September 14, 2015
Eric Meurice

/s/ John R. Peeler	Director	September 14, 2015
John R. Peeler

/s/ Igor Samartsev	Director	September 14, 2015
Igor Samartsev

/s/ Eugene Scherbakov	Director	September 14, 2015
Eugene Scherbakov

/s/ Thomas J. Seifert	Director	September 14, 2015
Thomas J. Seifert

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1
Form of Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to Registration Statement No. 333-136521 filed with the Commission on August 11, 2006).

4.2
Form of Certificate of Amendment of Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.4 to Registration Statement No. 333-136521 filed with the Commission on November 24, 2006).

4.3	Form of Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on August 22, 2014).
4.4	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to Registration Statement No. 333-136521 filed with the Commission on November 14, 2006).
4.5
IPG Photonics Corporation 2006 Incentive Compensation Plan, as amended June 2, 2015 (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A, File No. 001-33155, filed with the Commission on April 7, 2015).

5.1	Opinion of Winston & Strawn LLP (filed herewith).
23.1	Consent of Deloitte & Touche LLP (filed herewith).
23.2	Consent of Winston & Strawn LLP (included in opinion filed as Exhibit 5.1).
24.1	Powers of Attorney (included on signature page).